UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2021
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Fred J. Smith, III to President and Chief Executive Officer

On March 2, 2021, Construction Partners, Inc. (the “Company”) announced that, effective following the close of business on March 31, 2021, the Company’s Chief Operating Officer, Fred J. (Jule) Smith, III, will transition to the role of President and Chief Executive Officer of the Company. The Company’s current President and Chief Executive Officer, Charles E. Owens, will transition to the role of Vice Chairman of the Company’s board of directors as of the same date. In this role, Mr. Owens will remain active in the Company, focusing on strategic business development and broad Company strategy.

Smith, age 51, has served as the Company’s Chief Operating Officer since October 2020. Before that, he was a Senior Vice President of the Company since 2017 and also served in various management roles for the Company’s North Carolina subsidiary since 2005, including as its President from 2009 to 2020. Prior to that, he held various other positions within Fred Smith Construction, Inc. and also served in the Supply Corps of the U.S. Navy. Mr. Smith received a Master of Business Administration and a Bachelor of Arts in History from Wake Forest University.

Transactions with Related Parties

On December 31, 2017, the Company sold an indirect wholly owned subsidiary to Reid Smith, the brother of Mr. Smith, in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, the Company also received a separate note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that the Company had previously paid on its behalf. During the 2019 fiscal year, the largest aggregate amount of principal outstanding was approximately $1.8 million, and the aggregate amount of principal paid on the notes was approximately $185 thousand, net of interest accrued. Each note bore simple interest at a rate of two percent per year, but no interest payments were made on either note during the 2019 fiscal year. As of September 30, 2019, the aggregate remaining principal balance of the notes was approximately $1.6 million. During the 2020 fiscal year, the notes were amended to, among other things, reduce the outstanding principal balances of the notes, eliminate the accrual of interest thereon and revise the respective payment schedules of the amounts outstanding under the notes. During the 2020 fiscal year, the largest aggregate amount of principal outstanding was approximately $1.6 million, and the aggregate amount of principal paid on the notes was approximately $585 thousand, net of interest accrued. As of September 30 and December 31, 2020, the aggregate remaining principal balance of the notes was approximately $1.0 million. Remaining payments are scheduled to be made in periodic installments through the 2026 fiscal year.

Since January 30, 2015, FSC II, LLC, a wholly owned subsidiary of the Company (“FSC”) has been a party to a master services subcontract with Austin Trucking, LLC (“Austin Trucking”), an entity owned by Jacob R. Austin, Mr. Smith’s brother-in-law. Pursuant to the agreement, Austin Trucking performs subcontract work for FSC, including trucking services. During the fiscal years ended September 30, 2019 and 2020, FSC incurred costs of approximately $15.2 million and $9.3 million, respectively, for these subcontract services. As of September 30, 2019 and 2020, FSC had approximately $834 thousand and $474 thousand, respectively, due to Austin Trucking reflected in accounts payable. During the three months ended December 31, 2020, FSC incurred approximately $2.0 million in expenses for these services and, as of December 31, 2020, had approximately $177 thousand due to Austin Trucking reflected in accounts payable.

FSC provides construction services to various companies owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal years ended September 30, 2019 and 2020, FSC earned approximately $3.2 million and $0.6 million, respectively, for these services. As of September 30, 2019 and 2020, FSC had approximately $1.3 million and $0.1 million, respectively, due from these companies reflected in contracts receivable. During the three months ended December 31, 2020, FSC did not earn any revenue for these services. As of December 31, 2020, FSC had approximately $100 thousand due from these companies reflected in contracts receivable.

FSC provides construction services to various companies owned by Reid Smith, Mr. Smith’s brother. During the fiscal years ended September 30, 2019 and 2020, FSC earned approximately $2.7 million and $0.2 million, respectively, for these services. As of September 30, 2019 and 2020, FSC had approximately $1.0 million and $23 thousand, respectively, due from these companies reflected in contracts receivable. During the three months ended December 31, 2020, FSC did not earn any revenue for these services, and, as of December 31, 2020, has no amounts due from these companies reflected in contracts receivable.

FSC pays a consulting fee to an entity owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal years ended September 30, 2019 and 2020, FSC paid approximately $217 thousand and $212 thousand, respectively, in consulting fees to this entity. During the three months ended December 31, 2020, FSC paid approximately $32 thousand in consulting fees to this entity.

FSC rents on a month-to-month basis and, from time to time, purchases vehicles from an entity owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal years ended September 30, 2019 and 2020, FSC paid Fred Smith Company approximately $1.0 million and $677 thousand, respectively, for these rentals. In addition, during the fiscal years ended September 30, 2019 and 2020, FSC purchased vehicles that it previously had rented from Fred Smith Company for an aggregate purchase price of approximately $441 thousand and $869 thousand, respectively. During the three months ended December 31, 2020, FSC paid this entity approximately $78 thousand for these rentals and purchased vehicles from this entity for an aggregate purchase price of approximately $310 thousand.

From time to time, Providence Construction Services, LLC (“Providence”), an entity owned by Reid Smith, Mr. Smith’s brother, provides subcontracting services to FSC. During the fiscal years ended September 30, 2019 and 2020, FSC paid approximately $4.2 million and $1.8 million, respectively, for these services, and FSC owed approximately $404 thousand and $180 thousand to Providence as of September 30, 2019 and 2020, respectively, as reflected in accounts payable. For the three months ended December 31, 2020, FSC paid approximately $163 thousand for these services, and as of December 31, 2020, FSC owed approximately $34 thousand to Providence, as reflected in accounts payable.

Prior to the Company's acquisition of FSC, FSC advanced funds to an entity owned by Fred J. Smith, Jr., Mr. Smith’s father, in connection with a land development project. The obligations of the borrower entity to repay the advances are guaranteed by a separate entity owned by Fred J. Smith, Jr. Amounts outstanding under the advances do not bear interest and must be repaid in full no later than March 17, 2021. During each of the fiscal years ended September 30, 2019 and 2020 and the three months ended December 31, 2020, the amount of principal outstanding under the advances was approximately $774 thousand.

Item 7.01.     Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release announcing the management transition described above. A copy of the press release is included with this report as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated March 2, 2021
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: March 2, 2021	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer